Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 15th day of January, 2020, to the Transfer Agent Servicing Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Effective December 1, 2019,Amended Exhibit A, the AlphaClone series and fees, is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky	By: /s/ Anita Zagrodnik
Name: Michael D. Barolsky	Name: Anita Zagrodnik
Title: Vice President and Secretary	Title: Senior Vice President

Exhibit A to the ETF Series Solutions Transfer Agent Servicing Agreement at December 1, 2019

Name of Series
AlphaClone Alternative Alpha ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services
The following reflects the greater of the basis point fee or annual minimum for funds listed on this Amended Exhibit A.

Admin/Accounting/TA	Basis Points on Total AUM for Funds Listed on this Amended A Exhibit B				Annual Minimum[1] for Funds Listed on this Amended Exhibit
	First $[ ]m	Next $[ ][ ]m	Next $[ ]m	Balance	$[ ] per Fund
	[ ]	[ ]	[ ]	[ ]

See following pages for Services and Associated Fees in addition to the Base Fee
See following pages for OPTIONAL Supplemental Services and Associated Fees

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Base Fee for Domestic Custody Services
The following reflects the greater of the basis point fee or annual minimum for funds listed on this Amended Exhibit A.

Custody	Basis Points on Total AUM for Funds Listed on this Exhibit A			Annual Minimum[1] for Funds Listed on this Amended Exhibit
	First $[ ]m	Next $[ ]m	Balance	$[ ] per Fund
	[ ]	[ ]	[ ]

See following pages for Services and Associate Fees in addition to Base Fee
See following pages for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Exhibit A to the ETF Series Solutions Transfer Agent Servicing Agreement at December 1, 2019

Accounting, Administration, Transfer Agent & Account Services in addition to the Base Fee1

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
•$[ ] - Domestic Equities, Options, ADRs, Foreign Equities
•$[ ] - Domestic Corporates, Convertibles, Governments, Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed
•$[ ] - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies, Asset Backed, High Yield
•$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
•$[ ] - Bank Loans
•$[ ] - Swaptions
•$[ ] - Credit Default Swaps
•$[ ] per Month Manual Security Pricing (>25 per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services
Fee for IDC data used to monitor corporate actions
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month

ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)
•$[ ] for each l fund
•$[ ] per sub-advisor per fund

Section 15(c) Reporting
Add the following for fund administration services and data charges necessary to compile SEC required “peer reporting” information.
•$[ ] per fund per report

Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements: (Final Fee(s) subject to USBFS legal team review and approval)
•$[ ] minimum first fund
•$[ ] minimum each additional fund

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing, tax and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor and sub-advisor facilities

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Exhibit A to the ETF Series Solutions Transfer Agent Servicing Agreement at December 1, 2019

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by USBFS upon client request)

Daily Compliance Services
•Base fee – $[ ] per fund per year
•Setup – $[ ] per fund group

Section 18 Daily Compliance Testing
•$[ ] set up fee per fund complex
•$[ ] per fund per month

Fair Value Services (Charged at the Complex Level)
• $[ ] per security on the First [ ] Securities
• $[ ] per security on the Balance of Securities
Customized Benchmarking
•Negotiated based upon specific requirements

USBFS Outbound Marketing Services
•Cost based on project requirements

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

Exhibit A (continued) to the ETF Series Solutions Transfer Agent Servicing Agreement Fee schedule at December 1, 2019

Domestic Custody Services in addition to the Base Fee1

Portfolio Transaction Fees2
•$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$[ ] – US Bank Repo agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$[ ] – Option/SWAPS/future contract written, exercised or expired
•$[ ] – Mutual fund trade, Fed wire, margin variation Fed wire
•$[ ] – Physical transaction
•$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
•$[ ] – Segregated account per year

•A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.

Miscellaneous Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing.
•Sub Advised Funds - $[ ] per custody account per year
•
1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly
2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Amended Exhibit A (continued) to the ETF Series Solutions Transfer Agent Servicing Agreement at December1, 2019

Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee1
Annual Base Fee1 – A monthly base fee per account (fund) will apply based on the number of foreign securities held.
•[ ]-[ ] foreign securities: $[ ]
•[ ]-[ ] foreign securities: $[ ]
•Over [ ] foreign securities: $[ ]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees1 – Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees – (See schedule below)

Tax Reclamation Services –
•Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Miscellaneous Expenses – Including but not limited to:
◦Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
◦A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
◦SWIFT reporting and message fees.

A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.

1 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Exhibit A (continued) to the ETF Series Solutions Transfer Agent Servicing Agreement at December 1, 2019
Additional Global Sub-Custodial Services Annual Fee Schedule
*Safekeeping and transaction fees are assessed on security and currency transactions.